Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-65533, 333-188350, 333-202636, 333-211112, 333-213114, 333-218398, 333-221439 and 333-231330) of Ritchie Bros. Auctioneers Incorporated of our reports dated February 27,  2020, with respect to the consolidated financial statements of Ritchie Bros. Auctioneers Incorporated and the effectiveness of internal control over financial reporting of Ritchie Bros. Auctioneers Incorporated included in this Annual Report (Form 10-K) of Ritchie Bros. Auctioneers Incorporated for the year ended December 31, 2019.

Vancouver, Canada	/s/Ernst & Young LLP
February 27, 2020	Chartered Professional Accountants